UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2007

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers

On March 29, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Xerium Technologies, Inc. (the “Company”) conducted a review of the base salaries and incentive compensation of the Company’s executive officers and took the following actions:

Base Salaries. The Committee established the annual base salaries for the Company’s Named Executive Officers for 2007 shown in the following table, which are unchanged from the annual base salaries for the Named Executive Officers for 2006. The “Named Executive Officers” are the Company’s principal executive officer, principal financial officer and those other officers who were disclosed as the Named Executive Officers in the Company’s proxy statement filed on April 26, 2006.

Name	Position	2007 Base Salary
Thomas Gutierrez	Chief Executive Officer	$670,000
Michael O’Donnell	Chief Financial Officer	$375,000
Josef Mayer	Executive Vice President of Business Development	$346,500	*
Miguel Quiñonez	President - Xerium South America	$340,000	**
Douglas Milner	President - Stowe Woodward Rolls Worldwide	$350,000

*	Mr. Mayer’s 2007 salary is converted from Euros at an assumed exchange rate of $1.26 per Euro, which represents an average exchange rate for 2006.
**	Mr. Quiñonez’ 2007 salary is expected to be paid partly in Argentine Pesos and partly in Brazilian Reals. The actual amount paid will depend on the currency exchange rates in effect during 2007.

Awards for 2007 Under the 2006 Cash Incentive Plan. The Committee approved awards for 2007 for the Company’s Named Executive Officers under the Company’s 2006 Cash Incentive Plan (Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed on March 2, 2006). The awards provide for payments to the Named Executive Officers if a performance metric based upon Adjusted EBITDA, as defined in the Company’s senior credit facility as in effect on March 29, 2007 and with certain adjustments, exceeds threshold, target and maximum levels that have been specified by the Committee. If the Company’s performance exceeds the threshold, then, subject to the other requirements of the awards, each Named Executive Officer will receive a payment that is based on a specified percentage of his base salary and the amount by which the Company’s performance exceeds the threshold and target levels, provided that the maximum bonus any Named Executive Officer may receive under the award is his base salary multiplied by two times his specified percentage. For 2007, the Committee selected the Named Executive Officers to receive an award with a specified percentage set forth opposite his name below.

Name	Position	Specified Percentage
Thomas Gutierrez	Chief Executive Officer	43.28%
Michael O’Donnell	Chief Financial Officer	60.00%
Josef Mayer	Executive Vice President of Business Development	44.76%
Miguel Quiñonez	President - Xerium South America	39.75%
Douglas Milner	President - Stowe Woodward Rolls Worldwide	41.25%

The form of award is attached as Exhibit 10.1 to this Current Report on Form 8-K. In the cases of Messrs. Gutierrez, O’Donnell, Quiñonez and Milner, their employment agreements with the Company contemplate a higher specified percentage than that indicated

above. In the award agreement, the Named Executive Officers waive rights to an award for 2007 with a higher participation percentage in consideration of the performance-based restricted stock unit awards described below.

Performance-Based Restricted Stock Units Awards under the 2005 Equity Incentive Plan. The Committee also approved performance-based restricted stock units awards for the Company’s Named Executive Officers under the Company’s 2005 Equity Incentive Plan (Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed on June 23, 2005). The awards will generally only vest if a performance metric based upon Adjusted EBITDA, as defined in the Company’s senior credit facility as in effect on March 29, 2007 and with certain adjustments, equals or exceeds a target level that has been specified by the Committee. The following table sets forth the number of such performance-based restricted stock units awarded to each of the Company’s Named Executive Officers.

Name	Position	Restricted Stock Units
Thomas Gutierrez	Chief Executive Officer	64,232
Michael O’Donnell	Chief Financial Officer	28,334
Josef Mayer	Executive Vice President of Business Development	20,000
Miguel Quiñonez	President - Xerium South America	21,250
Douglas Milner	President - Stowe Woodward Rolls Worldwide	21,250

Generally, if the performance metric equals or exceeds the target level specified by the Committee, the restricted stock units will vest on the day the Company files its Annual Report on Form 10-K for fiscal year 2007, and the Company will within thirty days thereafter issue one share of common stock in respect of each fully vested restricted stock unit. Special rules relating to vesting and the measurement of the performance metric apply in the event of a “Covered Transaction” as defined in the 2005 Equity Incentive Plan. The form of performance-based restricted stock unit award is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith.

Exhibit No.	Description
10.1	Form of 2007 Corporate Award under the 2006 Cash Incentive Bonus Plan

10.2	Form of Performance Based Restricted Stock Units Agreement under the 2005 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 30, 2007	XERIUM TECHNOLOGIES, INC.

		By:	/s/ Michael P. O’Donnell
		Name:	Michael P. O’Donnell
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of 2007 Corporate Award under the 2006 Cash Incentive Bonus Plan

10.2	Form of Performance Based Restricted Stock Units Agreement under the 2005 Equity Incentive Plan